First Internet Bancorp Reports Second Quarter 2026 Results
- Net income of $2.4 million, up significantly from $0.2 million a year ago -
- Diluted earnings per share of $0.27, up significantly from $0.02 a year ago -
- Company to hold earnings call today at 5pm ET -

Fishers, Indiana, July 30, 2026 – First Internet Bancorp (the “Company”) (Nasdaq: INBK), the parent company of First Internet Bank (the “Bank”), announced today financial and operational results for the second quarter ended June 30, 2026.

Key Business Updates

•Significant Improvement in Credit Quality: Provision for credit losses for the second quarter of 2026 of $13.4 million, down from $16.3 million in the first quarter of 2026. Notably, total nonaccrual loans declined for the second consecutive quarter, and are down 14% from the first quarter of 2026. Furthermore, delinquencies 30 days or more past due decreased to 0.78% of total performing loans, down from 1.06% in the first quarter of 2026, driven by a significant decline in small business lending delinquencies.

•Revenue Momentum: Growth in net interest income (up 16%), fully-taxable equivalent (“FTE”) net interest margin of 2.47%1 (up 43 basis points), and strong noninterest income drove quarterly revenue up 23% year-over-year to $41.1 million. When combined with well-managed expenses, pre-provision net revenue grew 28% year-over-year to $15.0 million1.

•Solid Loan Production: Commercial loan balances continued to grow during the second quarter led by construction / investor commercial real estate and single tenant lease financing. While period end and average loan balances were impacted by early payoffs, loan pipelines at the end of the quarter were solid, setting the stage for continued loan growth in the second half of 2026. Additionally, the Company expects to increase its retention of embedded finance small business loans originated for one of its fintech partners, an asset class with very attractive risk-return characteristics.

•Fee Revenue Acceleration: Noninterest income grew 56% year-over-year, supported by the continued growth in the Banking-as-a-Service (“BaaS”) platform. As we have selectively increased the number of fintech partners, and have expanded relationships with existing partners, fee revenue from BaaS increased 172% from the prior year period.

1 This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."

Second Quarter 2026 Financial Performance

•Net income of $2.4 million and diluted earnings per share of $0.27, both up significantly from the prior year period

•Total revenue of $41.1 million, which increased 23% from the prior year period

•Net interest income of $32.4 million and FTE net interest income of $33.6 million1, increased 16% and 15%, respectively, over the prior year period

•Net interest margin of 2.39% and FTE net interest margin of 2.47%1, both increasing 43 basis points (“bps”) from the prior year period

•Noninterest income of $8.7 million, which increased 56% from the prior year period

•Pre-provision net revenue (“PPNR”) of $15.0 million1, which increased 28% from the prior year period

•Total loan balances of $3.8 billion, up $35.2 million, or 1%, from the first quarter of 2026
•The yield on the loan portfolio increased 27 bps from the prior year period to 6.34%
•Solid loan production partially offset by elevated payoffs and maturities

•Total deposits of $4.8 billion, down $150.3 million, or 3%, from the first quarter of 2026
•Continued growth in fintech deposits, allowing higher-cost CDs and brokered deposits to mature
•The cost of interest-bearing deposits declined 54 bps from the prior year period to 3.38%
•Approximately $2.4 billion of fintech deposits moved off-balance sheet into a deposit network, providing flexibility to manage the size of the balance sheet
•Loans to deposits ratio of 79%

•Provision for credit losses of $13.4 million, down $2.9 million, or 18%, from the first quarter of 2026

•Net charge-offs to average loans of 1.77%, an increase from 1.65% in the first quarter of 2026
•Increase in net charge-offs reflects resolution of nonperforming franchise finance loans, partially offset by a significant decline in small business lending net charge-offs

•Nonperforming loans (“NPLs”) to total loans of 1.58%, compared to 1.63% in the first quarter of 2026; allowance for credit losses - loans (“ACL”) to total loans of 1.39%, compared to 1.50% in the first quarter of 2026
•Decrease in NPLs due primarily to lower nonaccrual franchise finance loans, partially offset by an increase in fully-guaranteed SBA 7(a) balances
•NPLs / total loans of 1.07%1 excluding fully-guaranteed balances, down from 1.22% in the first quarter of 2026
•ACL to NPLs of 88%; or 130%1 excluding fully-guaranteed balances

•Tangible common equity to tangible assets of 6.46%1, and 6.98%1 ex-AOCI and adjusted for normalized cash balances; CET1 ratio of 8.90%2; total capital ratio of 12.22%2

•Tangible book value per share of $41.091, up from $40.871 in the first quarter of 2026

“Our second quarter results reflect strong momentum across the business, paired with a meaningful and encouraging improvement in our credit trends," said David Becker, Chairman and CEO of First

1 This information represents a non-GAAP financial measure. For a discussion of non-GAAP financial measures, see the section below entitled "Non-GAAP Financial Measures."
2 Regulatory capital ratios are preliminary pending filing of the Company’s regulatory reports

Internet Bancorp. "Total revenue grew 23% year-over-year and pre-provision net revenue increased nearly 28%, while our fully-taxable equivalent net interest margin expanded 43 basis points to 2.47%. Just as importantly, our credit provision declined, nonperforming loans decreased sequentially for the first time in several quarters, small business lending net charge-offs improved significantly, and delinquencies across the portfolio fell sharply - clear evidence that the proactive credit actions we have taken over the past several quarters are working.

“We are equally encouraged by the acceleration of our fee-based businesses. Noninterest income grew more than 56% year-over-year, driven by the continued strength of our Banking-as-a-Service platform and the deepening of our fintech partnerships, including an expanded relationship with jaris under which we will retain all small business loans originated through its platform. We also continue to invest in AI, automation, and digital capabilities that drive efficiency and elevate the customer experience. With improving credit, growing fee income, and a more capital-efficient balance sheet, we are well-positioned to build on this momentum through the remainder of 2026 and beyond."

Full Year 2026 Outlook

•Diluted earnings per share of $2.35 to $2.45

•Loan growth in the range of 4% to 6%, driven by solid pipelines across our commercial lending verticals
•Outlook reflects early payoffs in commercial lending areas and lower retention of small business lending balances as secondary market premiums remain attractive

•FTE net interest margin expansion, reaching 2.75% to 2.80% by the fourth quarter of 2026, driven by ongoing deposit repricing and optimized asset mix

•FTE net interest income in the range of $141 million to $142 million

•Noninterest income in the range of $40.5 million to $41 million, reflecting continued BaaS growth and increasing small business lending originations and gain on sale activity in the second half of 2026

•Noninterest expense in the range of $106 million to $107 million

•Provision for credit losses, including net charge-offs and reserves related to problem loans, of $47 million to $48 million
•Continual improvement is expected throughout the second half of 2026

Conference Call and Webcast
The Company will host a conference call and webcast at 5:00 p.m. Eastern Time today, July 30, 2026, to discuss its quarterly financial results. The call can be accessed via telephone at (833) 461-5787; meeting id: 115638970. To access the webcast and view the presentation slides, please visit www.firstinternetbancorp.com and click the link provided for Earnings Call Webcast.

The webcast and slides will be available on the Company’s website shortly after the call has ended and will be archived on the Company’s website for 12 months.

About First Internet Bancorp
First Internet Bancorp is a bank holding company with assets of $5.6 billion as of June 30, 2026. The Company’s subsidiary, First Internet Bank, opened for business in 1999 as an industry pioneer in the branchless delivery of banking services. First Internet Bank provides consumer and small business deposits, commercial real estate and construction financing, SBA financing, public finance, consumer loans, and specialty finance services nationally, as well as commercial and industrial loans and treasury management services on a regional basis. First Internet Bancorp’s common stock trades on the Nasdaq Global Select Market under the symbol “INBK” and is a component of the Russell 2000® Index. Additional information about the Company is available at www.firstinternetbancorp.com and additional information about First Internet Bank, including its products and services, is available at www.firstib.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the financial condition, results of operations, trends in lending policies and loan programs, plans and prospective business partnerships, objectives, future performance and business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “better than,” “continue,” “could,” “drive,” “enhance,” “estimate,” “expand,” “expect,” “future,” “going forward,” “growth,” ”improve,” “increase,” “looking ahead,” “maintain,” “may,” “ongoing,” “opportunities,” “pending,” “plan,” “position,” “preliminary,” “progress,” “remain,” “setting the stage,” “should,” “stable,” “thereafter,” “well-positioned,” “will,” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Such statements are subject to certain risks and uncertainties including: our business and operations and the business and operations of our vendors and customers; general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that is the collateral for our loans. Other factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial and industrial, construction, and SBA loan portfolios; competition with national, regional and community financial institutions; the loss of key members of senior management; the anticipated impacts of inflation and rising interest rates on the general economy; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, total interest income – FTE, net interest income – FTE, net interest margin – FTE, pre-provision net revenue adjusted tangible common equity, adjusted tangible assets, adjusted tangible common equity to adjusted tangible assets, adjusted nonperforming loans to total loans and adjusted allowance for credit losses – loans to nonperforming loans are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

Contact Information:

Investors/Analysts
Paula Deemer
Director of Corporate Administration
(317) 428-4628
investors@firstib.com

Media
PANBlast
Zach Weismiller
firstib@panblastpr.com

First Internet Bancorp
Summary Financial Information (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income	$2,367	$2,509	$193	$4,876	$1,136

Per share and share information
Earnings per share - basic	$0.27	$0.29	$0.02	$0.56	$0.13
Earnings per share - diluted	0.27	0.29	0.02	0.55	0.13
Dividends declared per share	0.06	0.06	0.06	0.12	0.12
Book value per common share	41.63	41.41	44.79	41.63	44.79
Tangible book value per common share [1]	41.09	40.87	44.25	41.09	44.25
Common shares outstanding	8,733,574	8,716,662	8,713,094	8,733,574	8,713,094
Average common shares outstanding:
Basic	8,754,008	8,734,383	8,733,559	8,744,250	8,724,657
Diluted	8,822,099	8,774,111	8,760,374	8,797,389	8,784,005
Performance ratios
Return on average assets	0.17%	0.18%	0.01%	0.17%	0.04%
Return on average shareholders' equity	2.56%	2.72%	0.20%	2.64%	0.58%
Return on average tangible common equity [1]	2.60%	2.75%	0.20%	2.68%	0.59%
Net interest margin	2.39%	2.36%	1.96%	2.38%	1.89%
Net interest margin - FTE [1,2]	2.47%	2.45%	2.04%	2.46%	1.97%
Capital ratios [3]
Total shareholders' equity to assets	6.54%	6.32%	6.43%	6.54%	6.43%
Tangible common equity to tangible assets [1]	6.46%	6.24%	6.35%	6.46%	6.35%
Tier 1 leverage ratio	6.23%	6.23%	6.69%	6.23%	6.69%
Common equity tier 1 capital ratio	8.90%	8.97%	8.90%	8.90%	8.90%
Tier 1 capital ratio	8.90%	8.97%	8.90%	8.90%	8.90%
Total risk-based capital ratio	12.22%	12.50%	12.16%	12.22%	12.16%
Asset quality
Nonperforming loans	$60,073	$61,596	$43.541	$60.073	$43.541
Nonperforming assets	64,573	63,691	45.539	64,573	45.539
Nonperforming loans to loans	1.58%	1.63%	1.00%	1.58%	1.00%
Nonperforming assets to total assets	1.16%	1.12%	0.75%	1.16%	0.75%
Allowance for credit losses - loans to:
Loans	1.39%	1.50%	1.07%	1.39%	1.07%
Nonperforming loans	88.4%	91.7%	106.8%	88.4%	106.8%
Net charge-offs to average loans	1.77%	1.65%	1.31%	1.71%	1.12%
Average balance sheet information
Loans	$3,836,149	$3,874,174	$4,397,887	$3,855,056	$4,318,037
Total securities	1,048,742	1,022,872	934,994	1,035,879	918,547
Other earning assets	561,255	521,697	396,829	541,585	420,921
Total interest-earning assets	5,448,429	5,424,700	5,739,019	5,436,630	5,664.986
Total assets	5,656,350	5,635,646	5,924,144	5,646,054	5,847,687
Noninterest-bearing deposits	134,166	143,305	153,016	138,710	144.494
Interest-bearing deposits	4,783,803	4,744,189	4,792,939	4,764,105	4,804,396
Total deposits	4,917,969	4,887,494	4,945,955	4,902,815	4,948,890
Shareholders' equity	370,247	374,276	391,870	372,250	391,952

1 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Regulatory capital ratios are preliminary pending filing of the Company's regulatory reports

First Internet Bancorp
Condensed Consolidated Balance Sheets (unaudited)
Dollar amounts in thousands
	June 30, 2026	March 31, 2026	June 30, 2025
Assets
Cash and due from banks	$8,692	$10,528	$9,261
Interest-bearing deposits	402,276	591,277	437,100
Securities available-for-sale, at fair value	786,676	772,035	644,657
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	264,662	276,042	271,737
Loans held-for-sale	44,816	55,240	126,533
Loans	3,811,073	3,775,870	4,362,562
Allowance for credit losses - loans	(53,096)	(56,496)	(46,517)
Net loans	3,757,977	3,719,374	4,316,045
Accrued interest receivable	29,136	28,182	31,227
Federal Home Loan Bank of Indianapolis stock	28,350	28,350	28,350
Cash surrender value of bank-owned life insurance	43,175	42,864	41,961
Premises and equipment, net	65,720	67,006	69,930
Goodwill	4,687	4,687	4,687
Servicing asset	23,180	23,614	16,736
Other real estate owned	4,121	1,945	1,730
Accrued income and other assets	92,907	90,544	72,619
Total assets	$5,556,375	$5,711,688	$6,072,573

Liabilities
Noninterest-bearing deposits	$131,366	$149,505	$145,166
Interest-bearing deposits	4,700,012	4,832,145	5,153,623
Total deposits	4,831,378	4,981,650	5,298,789
Advances from Federal Home Loan Bank	239,500	239,500	264,500
Subordinated debt	105,626	105,546	105,307
Accrued interest payable	1,594	1,232	1,614
Accrued expenses and other liabilities	14,730	22,806	12,124
Total liabilities	5,192,828	5,350,734	5,682,334
Shareholders' equity
Voting common stock	187,545	186,967	186,116
Retained earnings	197,119	195,292	230,690
Accumulated other comprehensive loss	(21,117)	(21,305)	(26,567)
Total shareholders' equity	363,547	360,954	390,239
Total liabilities and shareholders' equity	$5,556,375	$5,711,688	$6,072,573

First Internet Bancorp
Condensed Consolidated Statements of Income (unaudited)
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Interest income
Loans	$60,693	$60,839	$66,685	$121,532	$129,347
Securities - taxable	9,948	9,496	9,062	19,444	17,525
Securities - non-taxable	629	654	654	1,283	1,315
Other earning assets	5,366	4,821	4,485	10,187	9,528
Total interest income	76,636	75,810	80,886	152,446	157,715
Interest expense
Deposits	40,320	40,359	46,794	80,679	94,420
Other borrowed funds	3,877	3,853	6,102	7,730	10,209
Total interest expense	44,197	44,212	52,896	88,409	104,629
Net interest income	32,439	31,598	27,990	64,037	53,086
Provision for credit losses	13,415	16,305	13,608	29,720	25,541
Net interest income after provision for credit losses	19,024	15,293	14,382	34,317	27,545
Noninterest income
Service charges and fees	1,112	844	278	1,956	543
Loan servicing revenue	2,853	2,856	1,979	5,709	3,962
Loan servicing asset revaluation	(1,579)	(1,060)	(1,153)	(2,639)	(2,334)
Gain on sale of loans	4,690	7,377	1,673	12,067	10,320
Other	1,609	1,501	2,780	3,110	3,493
Total noninterest income	8,685	11,518	5,557	20,203	15,984
Noninterest expense
Salaries and employee benefits	13,570	13,236	10,867	26,806	23,974
Marketing, advertising and promotion	706	615	702	1,321	1,349
Consulting and professional fees	1,372	1,080	936	2,452	2,164
Data processing	774	775	656	1,549	1,291
Loan expenses	2,109	2,179	1,520	4,288	3,051
Premises and equipment	3,718	3,676	3,281	7,394	6,396
Deposit insurance premium	1,611	1,487	1,564	3,098	2,962
Other	2,262	1,979	2,274	4,241	4,170
Total noninterest expense	26,122	25,027	21,800	51,149	45,357
Income (loss) before income taxes	1,587	1,784	(1,861)	3,371	(1,828)
Income tax benefit	(780)	(725)	(2,054)	(1,505)	(2,964)
Net income	$2,367	$2,509	$193	$4,876	$1,136

Per common share data
Earnings per share - basic	$0.27	$0.29	$0.02	$0.56	$0.13
Earnings per share - diluted	$0.27	$0.29	$0.02	$0.55	$0.13
Dividends declared per share	$0.06	$0.06	$0.06	$0.12	$0.12

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,838,432	$60,693	6.34%	$3,880,131	$60,839	6.36%	$4,407,196	$66,685	6.07%
Securities - taxable	974,877	9,948	4.09%	943,079	9,496	4.08%	856,070	9,062	4.25%
Securities - non-taxable	73,865	629	3.42%	79,793	654	3.32%	78,924	654	3.32%
Other earning assets	561,255	5,366	3.83%	521,697	4,821	3.75%	396,829	4,485	4.53%
Total interest-earning assets	5,448,429	76,636	5.64%	5,424,700	75,810	5.67%	5,739,019	80,886	5.65%
Allowance for credit losses - loans	(57,343)			(56,106)			(49,073)
Noninterest-earning assets	265,264			267,052			234,198
Total assets	$5,656,350			$5,635,646			$5,924,144

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$1,356,003	$8,905	2.63%	$1,243,549	$8,168	2.66%	$1,226,439	$9,767	3.19%
Savings accounts	18,765	39	0.83%	19,542	41	0.85%	21,760	46	0.85%
Money market accounts	1,304,538	10,334	3.18%	1,292,126	10,103	3.17%	1,187,782	11,087	3.74%
Fintech - brokered deposits	57,492	487	3.40%	—	—	—%	—	—	—%
Certificates and brokered deposits	2,047,005	20,555	4.03%	2,188,972	22,047	4.08%	2,356,958	25,894	4.41%
Total interest-bearing deposits	4,783,803	40,320	3.38%	4,744,189	40,359	3.45%	4,792,939	46,794	3.92%
Other borrowed funds	348,383	3,877	4.46%	352,117	3,853	4.44%	567,575	6,102	4.31%
Total interest-bearing liabilities	5,132,186	44,197	3.45%	5,096,306	44,212	3.52%	5,360,514	52,896	3.96%
Noninterest-bearing deposits	134,166			143,305			153,016
Other noninterest-bearing liabilities	19,751			21,759			18,744
Total liabilities	5,286,103			5,261,370			5,532,274
Shareholders' equity	370,247			374,276			391,870
Total liabilities and shareholders' equity	$5,656,350			$5,635,646			$5,924,144

Net interest income		$32,439			$31,598			$27,990

Interest rate spread			2.19%			2.15%			1.69%
Net interest margin			2.39%			2.36%			1.96%
Net interest margin - FTE [2,3]			2.47%			2.45%			2.04%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Average Balances and Rates (unaudited)
Dollar amounts in thousands
	Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest / Dividends	Yield / Cost	Average Balance	Interest / Dividends	Yield / Cost
Assets
Interest-earning assets
Loans, including loans held-for-sale [1]	$3,859,166	$121,532	6.35%	$4,325,518	$129,347	6.03%
Securities - taxable	959,066	19,444	4.09%	838,222	17,525	4.22%
Securities - non-taxable	76,813	1,283	3.37%	80,325	1,315	3.30%
Other earning assets	541,585	10,187	3.79%	420,921	9,528	4.56%
Total interest-earning assets	5,436,630	152,446	5.65%	5,664,986	157,715	5.61%
Allowance for credit losses - loans	(56,728)			(47,378)
Noninterest-earning assets	266,152			230,079
Total assets	$5,646,054			$5,847,687

Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$1,300,087	$17,073	2.65%	$1,092,127	$16,742	3.09%
Savings accounts	19,151	80	0.84%	21,167	88	0.84%
Money market accounts	1,298,366	20,437	3.17%	1,204,695	22,449	3.76%
Fintech - brokered deposits	28,905	487	3.40%	—	—	—%
Certificates and brokered deposits	2,117,596	42,602	4.06%	2,486,407	55,141	4.47%
Total interest-bearing deposits	4,764,105	80,679	3.42%	4,804,396	94,420	3.96%
Other borrowed funds	350,240	7,730	4.45%	484,897	10,209	4.25%
Total interest-bearing liabilities	5,114,345	88,409	3.49%	5,289,293	104,629	3.99%
Noninterest-bearing deposits	138,710			144,494
Other noninterest-bearing liabilities	20,749			21,948
Total liabilities	5,273,804			5,455,735
Shareholders' equity	372,250			391,952
Total liabilities and shareholders' equity	$5,646,054			$5,847,687

Net interest income		$64,037			$53,086

Interest rate spread			2.16%			1.62%
Net interest margin			2.38%			1.89%
Net interest margin - FTE [2,3]			2.46%			1.97%
1 Includes nonaccrual loans
2 On a fully-taxable equivalent (“FTE”) basis assuming a 21% tax rate
3 Refer to "Non-GAAP Financial Measures" section above and "Reconciliation of Non-GAAP Financial Measures" below

First Internet Bancorp
Loans and Deposits (unaudited)
Dollar amounts in thousands
	June 30, 2026		March 31, 2026		June 30, 2025
	Amount	Percent	Amount	Percent	Amount	Percent
Commercial loans
Commercial and industrial	$212,675	5.6%	$225,425	6.0%	$174,475	4.0%
Owner-occupied commercial real estate	51,749	1.4%	48,136	1.3%	50,096	1.1%
Investor commercial real estate	669,970	17.5%	598,933	15.9%	513,411	11.8%
Construction	427,076	11.2%	449,888	11.9%	332,658	7.6%
Single tenant lease financing	288,720	7.6%	254,044	6.7%	970,042	22.3%
Public finance	445,507	11.7%	441,734	11.7%	476,339	10.9%
Healthcare finance	121,287	3.2%	131,161	3.5%	160,073	3.7%
Small business lending	435,686	11.4%	433,964	11.5%	383,455	8.8%
Franchise finance	357,182	9.4%	389,249	10.3%	479,757	11.0%
Total commercial loans	3,009,852	79.0%	2,972,534	78.8%	3,540,306	81.2%

Consumer loans
Residential mortgage	326,258	8.6%	338,058	9.0%	358,922	8.2%
Home equity	14,102	0.4%	14,219	0.4%	16,668	0.4%
Trailers	252,325	6.6%	242,022	6.4%	228,786	5.2%
Recreational vehicles	143,547	3.8%	142,442	3.8%	144,476	3.3%
Other consumer loans	45,916	1.2%	46,874	1.2%	48,319	1.1%
Total consumer loans	782,148	20.6%	783,615	20.8%	797,171	18.2%

Net deferred loan fees, premiums, discounts and other [1]	19,073	0.4%	19,721	0.4%	25,085	0.6%

Total loans	$3,811,073	100.0%	$3,775,870	100.0%	$4,362,562	100.0%

	June 30, 2026		March 31, 2026		June 30, 2025
	Amount	Percent	Amount	Percent	Amount	Percent
Deposits
Noninterest-bearing deposits	$131,366	2.7%	$149,505	3.0%	$145,166	2.7%
Interest-bearing demand deposits	1,493,178	30.9%	1,358,028	27.3%	1,458,123	27.5%
Savings accounts	18,738	0.4%	20,344	0.4%	20,902	0.4%
Money market accounts	1,245,591	25.8%	1,325,382	26.6%	1,210,960	22.9%
Fintech - brokered deposits	23,344	0.5%	—	—%	—	—%
Certificates of deposits	1,683,450	34.8%	1,869,181	37.5%	2,146,356	40.5%
Brokered deposits	235,711	4.9%	259,210	5.2%	317,282	6.0%
Total deposits	$4,831,378	100.0%	$4,981,650	100.0%	$5,298,789	100.0%

1 Includes carrying value adjustments of $17.3 million, $18.1 million and $21.2 million related to terminated interest rate swaps associated with public finance loans as of June 30, 2026, March 31, 2026 and June 30, 2025, respectively.

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Total equity - GAAP	$363,547	$360,954	$390,239	$363,547	$390,239
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible common equity	$358,860	$356,267	$385,552	$358,860	$385,552

Total assets - GAAP	$5,556,375	$5,711,688	$6,072,573	$5,556,375	$6,072,573
Adjustments:
Goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Tangible assets	$5,551,688	$5,707,001	$6,067,886	$5,551,688	$6,067,886

Common shares outstanding	8,733,574	8,716,662	8,713,094	8,733,574	8,713,094

Book value per common share	$41.63	$41.41	$44.79	$41.63	$44.79
Effect of goodwill	(0.54)	(0.54)	(0.54)	(0.54)	(0.54)
Tangible book value per common share	$41.09	$40.87	$44.25	$41.09	$44.25

Total shareholders' equity to assets	6.54%	6.32%	6.43%	6.54%	6.43%
Effect of goodwill	(0.08%)	(0.08%)	(0.08%)	(0.08%)	(0.08%)
Tangible common equity to tangible assets	6.46%	6.24%	6.35%	6.46%	6.35%

Total average equity - GAAP	$370,247	$374,276	$391,870	$372,250	$391,952
Adjustments:
Average goodwill	(4,687)	(4,687)	(4,687)	(4,687)	(4,687)
Average tangible common equity	$365,560	$369,589	$387,183	$367,563	$387,265

Return on average shareholders' equity	2.56%	2.72%	0.20%	2.64%	0.58%
Effect of goodwill	0.04%	0.03%	—%	0.04%	0.01%
Return on average tangible common equity	2.60%	2.75%	0.20%	2.68%	0.59%

Total interest income	$76,636	$75,810	$80,886	$152,446	$157,715
Adjustments:
Fully-taxable equivalent adjustments [1]	1,142	1,160	1,157	2,302	2,326
Total interest income - FTE	$77,778	$76,970	$82,043	$154,748	$160,041

Net interest income	$32,439	$31,598	$27,990	$64,037	$53,086
Adjustments:
Fully-taxable equivalent adjustments [1]	1,142	1,160	1,157	2,302	2,326
Net interest income - FTE	$33,581	$32,758	$29,147	$66,339	$55,412

Net interest margin	2.39%	2.36%	1.96%	2.38%	1.89%
Effect of fully-taxable equivalent adjustments [1]	0.08%	0.09%	0.08%	0.08%	0.08%
Net interest margin - FTE	2.47%	2.45%	2.04%	2.46%	1.97%
1Assuming a 21% tax rate

First Internet Bancorp
Reconciliation of Non-GAAP Financial Measures
Dollar amounts in thousands, except per share data
	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income - GAAP	$2,367	$2,509	$193	$4,876	$1,136
Adjustments:[1]
Provision for credit losses	13,415	16,305	13,608	29,720	25,541
Income tax benefit	(780)	(725)	(2,054)	(1,505)	(2,964)
Pre-provision net revenue	$15,002	$18,089	$11,747	$33,091	$23,713

Tangible common equity	$358,860	$356,267	$385,552	$358,860	$385,552
Adjustments:
Accumulated other comprehensive loss	21,117	21,305	26,567	21,117	26,567
Adjusted tangible common equity	$379,977	$377,572	$412,119	$379,977	$412,119

Tangible assets	$5,551,688	$5,707,001	$6,067,886	$5,551,688	$6,067,886
Adjustments:
Cash in excess of $300 million	(110,968)	(301,805)	(146,361)	(110,968)	(146,361)
Adjusted tangible assets	$5,440,720	$5,405,196	$5,921,525	$5,440,720	$5,921,525

Adjusted tangible common equity	$379,977	$377,572	$412,119	$379,977	$412,119
Adjusted tangible assets	5,440,720	5,405,196	5,921,525	5,440,720	5,921,525
Adjusted tangible common equity to adjusted tangible assets	6.98%	6.99%	6.96%	6.98%	6.96%

Nonperforming loans to total loans	1.58%	1.63%	1.00%	1.58%	1.00%
Adjustments:
Fully guaranteed balances	(0.51%)	(0.41%)	(0.22%)	(0.51%)	(0.22%)
Adjusted nonperforming loans to total loans	1.07%	1.22%	0.78%	1.07%	0.78%

Allowance for credit losses - loans to nonperforming loans	88.39%	91.72%	106.83%	88.39%	106.83%
Adjustments:
Fully guaranteed balances	41.45%	30.73%	29.03%	41.45%	29.03%
Adjusted allowance for credit losses - loans to nonperforming loans	129.84%	122.45%	135.86%	129.84%	135.86%
[1]Assuming a 21% tax rate